UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2020

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	Pending
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2020, Summit Therapeutics Inc. (the “Company”) entered into Securities Purchase Agreements (the “Investor Purchase Agreements”) with each of Polar Capital Funds plc – Biotechnology Fund and Mahkam Zanganeh Revocable Trust (each an “Investor” and together the “Investors”). Pursuant to the Investor Purchase Agreements, the Company issued and sold to the Investors 898,204 shares in the aggregate of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a private placement at price per share of $3.34. The purchase price per share of Common Stock represents the Nasdaq closing price per share of Common Stock immediately preceding the entry into that certain Securities Purchase Agreement dated as of October 2, 2020 (the “Duggan SPA”), by and between the Company and Robert W. Duggan, whereby the Company agreed to issue and sell to Mr. Duggan certain shares of Common Stock subject to certain terms and conditions. The Duggan SPA and the Investor Purchase Agreements provide for substantially similar terms for the issuance and sale of Common Stock, excepting the existence in the Duggan SPA of an executory period and the ability for the Company to reduce the number of shares to place with Mr. Duggan and to instead place with additional investors for purchase in the Company’s sole discretion (subject to certain terms and conditions). The Company exercised this right by placing the shares with the Investors as described above.

In connection with the entry into and closing of the Investor Purchase Agreements, on November 6, 2020, the Company entered into a Registration Rights Agreement with the Investors, whereby the Company has agreed to file a registration statement registering for resale the shares issued pursuant to the Investor Purchase Agreements within 60 days of the closing, subject to certain customary terms and conditions (the “Registration Rights Agreement”).

The foregoing description of the Investor Purchase Agreements and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Purchase Agreements and the Registration Rights Agreement, filed as Exhibits 10.1, 10.2 and 10.3 respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K, the Company agreed to issue and sell to Mr. Duggan up to 14,970,060 shares of Common Stock in a private placement at price per share of $3.34, for a purchase price of up to $50 million.

The closing occurred on November 6, 2020 (the “Closing”) pursuant to the terms of the Duggan SPA and the Investor Purchase Agreements, whereby the Company issued and sold to (i) Mr. Duggan 14,071,856 shares of the Company’s Common Stock pursuant to the Duggan SPA and (ii) the Investors 898,204 shares in the aggregate of the Company’s Common Stock pursuant to the Investor Purchase Agreements, in each case at a price of $3.34 per share of Common Stock, for an aggregate purchase price of $50 million (the “Private Placement”).

The Common Stock was offered and sold in the Private Placement pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Mr. Duggan and each Investor are accredited investors and purchased the securities as an investment in a private placement that did not involve a general solicitation.

The foregoing description of the Investor Purchase Agreements and the Duggan SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Purchase Agreements, filed as Exhibits 10.1 and 10.2 hereto, and the Duggan SPA which was filed as Exhibit 10.1 to our Current Report on Form 8-K with the Securities and Exchange Commission on October 5, 2020, each of which are incorporated herein by reference.

Item 8.01	Other Events.

On November 6, 2020, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated November 6, 2020, by and between Summit Therapeutics Inc. and Polar Capital Funds plc – Biotechnology Fund.**
10.2	Securities Purchase Agreement, dated November 6, 2020, by and between Summit Therapeutics Inc. and Mahkam Zanganeh Revocable Trust.**
10.3	Registration Rights Agreement, dated November 6, 2020, by and between Summit Therapeutics Inc., Polar Capital Funds plc – Biotechnology Fund and Mahkam Zanganeh Revocable Trust.
10.4*	Securities Purchase Agreement, dated October 2, 2020, by and between Summit Therapeutics Inc. and Robert W. Duggan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2020)
99.1	Press Release, dated November 6, 2020.

* Previously filed.

** Exhibits to each Investor Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of all omitted Exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: November 6, 2020	By:	/s/ Michael Donaldson
Michael Donaldson
Chief Financial Officer